Rule 424(b)(3)
Registration Statement No. 333-73468
Pricing Supplement No. 1
Dated February 6, 2002
(To Prospectus dated January 28, 2002 and
Prospectus Supplement dated January 28, 2002)
INTERNATIONAL LEASE FINANCE CORPORATION
$1,000,000,000
Medium-Term Notes, Series N
Principal Amount:                                          $250,000,000.00
Issue Price:                                                     $250,000,000.00
Net Proceeds to the Company:                       $249,625,000.00
CUSIP:                                                            45974VYR3
Settlement Date:                                                  02/11/02
Stated Maturity (date):                                           02/11/03
Interest Rate:                                                    L+.20%
Overdue Rate (if any):                                            N/A
Redeemable by the Company on or after:                       N/A
Repayable at the option of the holder on:                         N/A
Optional Reset Dates:                                        N/A
Extension Periods:                                                N/A
Final Maturity:                                                   N/A
Repurchase Price (for Original Issue Discount Notes):   N/A
Type of Note (check one):
Book-Entry Note     _X__
Certificated Note   ____
Other Provisions: